UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

Arvinas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On June 3, 2019, Arvinas Operations, Inc. (the “Company”), a wholly owned subsidiary of Arvinas, Inc. (the “Registrant” and, together with the Company and its controlled affiliates, “Arvinas”), entered into a Collaboration and License Agreement (the “Bayer Collaboration Agreement”) with Bayer AG (“Bayer”), setting forth the Company’s collaboration to identify or optimize proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that mediate for degradation of target proteins (“Targets”), using the Company’s proprietary platform technology, which Targets will be selected by Bayer, subject to certain exclusions and limitations. The Bayer Collaboration Agreement will be immediately effective upon the occurrence of the JV Closing (as defined below) (the “Effective Date”).

For the identified Targets, the Company and Bayer will conduct a research program pursuant to separate research plans mutually agreed to by the Company and Bayer, and tailored to each Target selected by Bayer. Bayer may make substitutions for any such initial Target candidates, subject to certain conditions and based on the stage of research for such Target.

The Company and Bayer are obligated to use commercially reasonable efforts to complete their respective activities set forth in each research plan, including, in the Company’s case, the obligation to provide certain deliverables at certain stages of the research plans. The joint steering committee established under the collaboration shall determine whether the research program with respect to a given Target has been completed. In the absence of any such determination by the joint steering committee, and unless otherwise agreed by the parties in writing, for each Target for which research program activities have commenced, if no research funding is allocated to such Target for the 12 month period commencing on July 1, 2019 or any anniversary thereof (each, a “Research Program Year”), the research program with respect to the relevant Target shall be deemed completed as of the end of the last Research Program Year for which funding was allocated to such Target. Bayer shall pay to the Company research funding payments of $3.0 million dollars per year in each of the first four Research Program Years. If the Company’s costs for its research activities under the research plans exceed the research funding provided by Bayer for any Research Program Year before completion of all relevant research program activities in such Research Program Year, and the Company has complied with its reporting obligations to Bayer with respect to research program costs, the Company shall not be obligated to carry out further research program activities for the given Research Program Year unless Bayer has agreed in writing to fund such additional activities.

During the term of the Bayer Collaboration Agreement, the Company and its affiliates (including the Registrant) are not permitted, either directly or indirectly, to design, identify, discover or develop any small molecule pharmacologically-active agent whose primary mechanism of action is, by design, directed to the inhibition or degradation of any Target selected or reserved by Bayer, or grant any license, covenant not to sue or other right to any third party in the field of human disease under the licensed intellectual property for the conduct of such activities. There are no restrictions on Bayer from developing, manufacturing or commercializing products, programs, technologies or processes that are similar to or may compete with any covered by the Bayer Collaboration Agreement, subject to certain limitations on Bayer’s right to use the Arvinas’ confidential information or know-how.

Under the terms of the Bayer Collaboration Agreement, the Company will receive an aggregate upfront payment of $17.5 million within 30 days of the Effective Date. The Company is entitled to receive up to an additional $12.0 million in research funding payments, subject to increases, as described above. The Company is also eligible to receive up to $197.5 million in development milestones and up to $490.0 million in sales-based milestones for all designated Targets. In addition, the Company is eligible to receive, on net sales of PROTAC targeted protein degrader-related products, mid-single digit to low-double digit tiered royalties, which may be subject to reductions.

Unless earlier terminated, the Bayer Collaboration Agreement will expire upon the expiration of all royalty obligations thereunder. The royalty period for each product developed under the Bayer Collaboration Agreement will expire on a country-by-country basis upon the later of (1) the expiration of the last-to-expire valid patent claim that covers the manufacture, use or sale of such product or (2) ten years after the first commercial sale with respect to such product. Bayer has the right to terminate the Bayer Collaboration Agreement for convenience in its entirety or with respect to a specific target on 60 days’ prior written notice. Either the Company or Bayer may terminate the Bayer Collaboration Agreement, in its entirety or with respect to a specific target, if the other party is in material breach and such breach is not cured within the specified cure period. In addition, either the Company or Bayer may terminate the Bayer Collaboration Agreement in the event of specified insolvency events involving the other party. If Bayer terminates the agreement in its entirety as a result of the Company’s uncured material breach or the Company’s insolvency, Bayer may elect in writing to retain its license with respect to any Targets previously identified and delivered to Bayer, subject to reduced payment obligations.

The foregoing description of the terms of the Bayer Collaboration Agreement is qualified in its entirety by reference to the full text of the Bayer Collaboration Agreement, a copy of which the Registrant intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registrant’s Quarterly Report for the quarter ending June 30, 2019.

Joint Venture

On June 3, 2019, the Company, Bayer and Bayer CropScience LP (“BCS”) also committed to the formation of a joint venture in which the Company and BCS will each receive an ownership interest in a newly formed Delaware limited liability company (the “JV Entity”) initially representing 50% of the ownership interests. The JV Entity was formed for the purpose of researching, developing and commercializing PROTAC targeted protein degraders (“PROTAC Products”) for applications in the field of agriculture (the “Joint Venture”). A 15% ownership interest of the JV Entity will be reserved for the future grant of incentive units to service providers of the JV Entity.

The conditions to the formation of the Joint Venture (the “JV Closing”) are set forth in a Commitment Agreement (“Commitment Agreement”) by and among the Company, the JV Entity and BCS dated as of June 3, 2019. The obligations of the parties to consummate the JV Closing are subject to the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“Antitrust Clearance”) and the satisfaction or waiver of other customary closing conditions (including the execution and delivery of certain other agreements described below). Each of the Company, the JV Entity and BCS is required to use their reasonable best efforts to satisfy the conditions to the JV Closing. In exchange for their ownership interests in the JV Entity and contingent on the consummation of the JV Closing, the Company will make an in-kind intellectual property contribution to the JV Entity and BCS will make an in-kind intellectual property contribution to the JV Entity. In addition, BCS has made a $56.0 million total cash commitment to the JV Entity (the “Total Cash Commitment”), $16.0 million of which BCS will contribute to the JV Entity in connection with the JV Closing.

The Company’s and BCS’s ownership interest in the JV Entity, and their accompanying rights and obligations as members of the JV Entity, will be governed by an amended and restated limited liability company agreement by and among the Company, BCS and the JV Entity (the “LLC Agreement”), to be entered into as a condition to the JV Closing. The JV Entity will generally be governed by a board of managers (the “JV Board”), which will initially be comprised of four voting members, two of which will be designated by the Company and two of which will be designated by BCS. JV Board decisions will generally be made by majority vote of the managers, with each manager having one vote. Certain matters will require the consent of both BCS and the Company or both of their designated managers on the JV Board.

As a condition to the JV Closing, the Company, the JV Entity and BCS also will enter into an option agreement (the “Option Agreement”) pursuant to which the parties will agree to certain procedures for, and preferential rights relating to, the possible transfer to BCS of PROTAC Product candidates researched, developed and commercialized by the JV Entity under the Joint Venture. BCS will have a right of first negotiation, and last matching rights under certain circumstances, to enter into a license with the JV Entity for the exclusive right to research, develop, manufacture, use and commercialize the applicable PROTAC Product candidate in the field of agriculture for which it was developed. In addition, the JV Entity is allowed to receive and consider unsolicited third-party offers or seek third-party offers for the exclusive license to the applicable PROTAC Product candidate. The Option Agreement sets forth the procedures the JV Board will follow when considering and voting on any offers as well as the considerations on how to value any offer.

Each of the Company and BCS must also enter into a service agreement with the JV Entity as a condition to the JV Closing (the “Services Agreements”). The Company and BCS will provide services to the JV Entity as agreed from time to time by the Company and BCS or the Company, as applicable, and set forth in statements of work to be delivered under the applicable Services Agreement.

IP Contribution Agreements with the JV Entity

Each of the Company and BCS also will enter into respective intellectual property contribution agreements with the JV Entity as a condition to the JV Closing (each, an “IP Contribution Agreement”). Pursuant to the IP Contribution Agreement by and between the Company and the JV Entity (the “Company IP Contribution Agreement”), in addition to certain non-exclusive licenses, Arvinas will grant to the JV Entity an exclusive, worldwide, fully paid-up, royalty-free license, including certain rights to sublicense, to use certain of Arvinas’ PROTAC technology to research, develop, manufacture, use and commercialize and sell PROTAC Products in the field of agriculture.

Pursuant to the IP Contribution Agreement by and between BCS and the JV Entity (the “BCS IP Contribution Agreement”), in addition to certain non-exclusive licenses, BCS and certain of its affiliates will grant to the JV Entity an exclusive, worldwide, fully paid-up, royalty-free license, including certain rights to sublicense, to use certain of BCS’ or its affiliates’ intellectual property that covers ubiquitin ligases or moieties that bind ubiquitin ligase complexes, and linkers that attach ubiquitin ligase binding moieties to moieties that bind to a target, to research, develop, manufacture, use and commercialize and sell PROTAC Products in the field of agriculture.

The Company IP Contribution Agreement and the BCS IP Contribution Agreement also contain a non-exclusive, worldwide, fully paid-up, royalty-free license grant from the JV Entity to each of the Company and BCS, respectively, under various forms of intellectual property developed by the JV Entity to research, develop, manufacture, use and commercialize products outside of the field of agriculture, in each case excluding intellectual property licensed by the other contributing party to the JV Entity.

Exclusivity

During the term of the Joint Venture and, in certain limited cases as described below, for one year following the end of the term of the Joint Venture, neither the Company, Bayer nor any of their respective affiliates may research, develop, manufacture, use or commercialize in the field of agriculture any PROTAC Products whose primary mechanism of action by design is the binding to and degradation of any Target, subject to certain exclusions for early stage research activities and minority investments. In addition, in the event either BCS or a third party licenses a PROTAC Product candidate from the JV Entity pursuant to the Option Agreement, the non-licensing party or parties to the Commitment Agreement will be prohibited from developing, commercializing or otherwise exploiting any product utilizing PROTAC technology to target the same Target as that of the licensed product candidate in the field of agriculture.

Term and Termination

The term of the Joint Venture will end upon the termination of the Commitment Agreement. The Company and BCS can terminate the Commitment Agreement upon mutual written consent. Either of the Company or BCS may terminate the Commitment Agreement in the event of specified uncured breaches by the other party or in the event the other party becomes subject to specified bankruptcy, winding up or similar circumstances. Either party may also terminate upon a change of control of the other party, as defined in the Commitment Agreement. Either party may also terminate the Commitment Agreement in the event that the JV Entity runs out of funds.

Upon a termination by either party for specified “bad actor” breaches of the other party, the defaulting party will remain subject to the exclusivity provisions described above for a period of one year following such termination.

In the event of a termination of the Commitment Agreement, all rights licensed to the JV Entity pursuant to the Company IP Contribution Agreement will terminate, except for any rights licensed to BCS or third parties pursuant to license agreements entered into by the JV Entity prior to termination or, in certain termination events, to BCS to continue the research, development and commercialization of PROTAC Products that have reached field candidate status. Similarly, all rights licensed to the JV Entity pursuant to the BCS IP Contribution Agreement will terminate, except for any rights licensed to third parties pursuant to license agreements entered into by the JV Entity prior to termination.

All intellectual property owned by the JV Entity will, as of the date of termination, be assigned to be owned jointly and undividedly by the Company and BCS (with the Company’s interest to be exclusively licensed to BCS to continue the research, development and commercialization of PROTAC Products that have reached field candidate status in certain specified termination events) unless the Company or BCS terminates the Commitment Agreement for a specified bad actor breach of the other party, in which case the intellectual property owned by the JV Entity will thereafter be owned solely and exclusively by the non-breaching party.

The foregoing description of the terms of the Joint Venture is qualified in its entirety by reference to the full text of the Commitment Agreement (including all exhibits attached thereto), the Option Agreement and Company IP Contribution Agreement, copies of which the Registrant intends to file with the SEC as exhibits to the Registrant’s Quarterly Report for the quarter ending June 30, 2019.

Stock Purchase Agreement

In connection with the execution of the Bayer Collaboration Agreement and the Commitment Agreement, Bayer and the Registrant also entered into a stock purchase agreement (the “Stock Purchase Agreement”) on June 3, 2019 (the “Signing Date”) for the sale and issuance of 1,346,313 shares of common stock (the “Shares”) to Bayer at a price of $24.14 per share, for an aggregate purchase price of approximately $32.5 million.

The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to the occurrence of the JV Closing following the satisfaction or waiver of the conditions thereto (including Antitrust Clearance), the Bayer Collaboration Agreement and each of the material agreements related to the Joint Venture having been executed and remaining in full force and effect, the Investor Agreement (as defined below) having been executed, and the satisfaction or waiver of other customary closing conditions. The parties have agreed to hold the closing of the purchase and sale of the Shares (the “Transaction Closing”) on the second business day after the satisfaction or waiver of such closing conditions. It is the intention of the parties that the JV Closing and the Transaction Closing occur simultaneously.

The Stock Purchase Agreement may be terminated upon the mutual consent of the parties. Either party may terminate the Stock Purchase Agreement upon written notice to the other party if certain closing conditions are unable to be met within one year of the Signing Date. Subject to specified exceptions, either party also may terminate the Stock Purchase Agreement prior to the Transaction Closing upon material breach of certain covenants or agreements by the other party or upon certain representations and warranties of such other party becoming untrue.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which the Registrant intends to file with the SEC as an exhibit to the Registrant’s Quarterly Report for the quarter ending June 30, 2019.

Investor Agreement

As a condition to the Transaction Closing, Bayer and the Registrant must also enter into an investor agreement (the “Investor Agreement”) providing for registration rights, standstill and lock-up restrictions and a voting agreement with respect to the Shares.

Pursuant to the terms of and subject to the conditions set forth in the Investor Agreement, the Registrant will agree to provide Bayer with certain registration rights (the “Registration Rights”) such that, at any time prior to the third anniversary of the execution of the Investor Agreement, if the Registrant proposes to register shares of its common stock on a registration statement to be filed with the SEC, Bayer will have the right to require the Registrant to use commercially reasonable efforts to prepare and file with the SEC a registration statement covering the resale of the Shares (a “Registration Statement”). The Registrant will use commercially reasonable efforts to keep such Registration Statement effective until the one-year anniversary of the later of the effective date of such Registration Statement or the termination of the Lock-Up Restrictions (as defined below), or such earlier time as the Shares covered by such Registration Statement have been sold or may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended, or the date on which Bayer and its affiliates hold less than 1% of the Registrant’s outstanding common stock. The Registrant will be responsible for all fees and expenses incurred in connection with the registration of Bayer’s Shares for resale. The Registrant will grant to Bayer, and Bayer will grant to the Registrant, customary indemnification rights in connection with the Registration Statement.

In addition, pursuant to the terms of the Investor Agreement, Bayer will agree not to, without the prior written approval of the Registrant and subject to specified conditions, directly or indirectly acquire shares of the Registrant’s outstanding common stock, seek or propose a tender or exchange offer or merger between the parties, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company (the “Standstill Restrictions”). Further, Bayer will also agree not to, and to cause its affiliates not to, sell or transfer the Shares without the prior written approval of the Registrant, subject to specified conditions (the “Lock-Up Restrictions”).

Finally, pursuant to the terms of the Investor Agreement, Bayer will agree that the Shares will be subject to a voting agreement such that, subject to specified conditions and excluding specified extraordinary matters, Bayer will, and will cause its permitted transferees to, vote in accordance with the recommendation of the Registrant’s Board of Directors and will grant the Registrant an irrevocable proxy with respect to the foregoing (the “Voting Agreement”).

Each of the Registration Rights, the Standstill Restrictions, the Lock-Up Restrictions and the Voting Agreement terminate upon the earlier to occur of (i) a liquidation or dissolution of the Registrant and (ii), except in the case of the Voting Agreement, upon the deregistration of the Company’s common stock. The Standstill Restrictions, the Lock-Up Restrictions and the Voting Agreement also terminate on the date on which Bayer and its affiliates cease to beneficially own any shares of common stock of the Company, if earlier. The Lock-Up Restrictions and Voting Agreement also terminate on a change in control of the Company, if earlier. If the other conditions do not occur, the Lock-Up Restrictions terminate six months from the Transaction Closing, the Standstill Restrictions and Voting Agreement terminate eighteen months from the Transaction Closing, and the Registration Rights terminate as described above.

The foregoing description of the terms of the Investor Agreement is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which the Registrant intends to file with the SEC as an exhibit to the Registrant’s Quarterly Report for the quarter ending June 30, 2019.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder, and/or Regulation D promulgated thereunder.

Item 8.01 Other Events

Subject to the consummation of the transactions described herein, and based on receipt of upfront and research funding payments and the purchase price for the Shares, the Registrant believes that its cash, cash equivalents and marketable securities will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the consummation of the collaboration with Bayer, the JV Closing and the Transaction Closing and the execution of the definitive agreements described herein, whether the collaboration will yield any Targets, potential milestone payments or royalty payments in connection with the collaboration, the potential benefits of the collaboration and Joint Venture, the potential advantages and therapeutic potential of the Registrant’s product candidates, the Registrant’s ability to continue to develop its PROTAC platform, and the potential filing of a resale registration statement with respect to the shares of common stock to be sold to Bayer pursuant to the Stock Purchase Agreement. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Registrant’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Registrant may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the Registrant as a result of various risks and uncertainties, including but not limited to: the satisfaction or waiver of the conditions to JV Closing and the Transaction Closing, each party’s ability to perform its obligations under the collaboration and/or the Joint Venture, the continued development of the PROTAC platform, the sufficiency of the Registrant’s cash resources to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timeline and other important factors discussed in the “Risk Factors” sections contained in the Registrant’s quarterly and annual reports on file with the Securities and Exchange Commission. The forward-looking statements contained in this filing reflect the Registrant’s current views with respect to future events, and the Registrant assumes no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing the Registrant’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 4, 2019	By:	/s/ Sean Cassidy
Sean Cassidy
Chief Financial Officer